UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 26, 2018

ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 26, 2018, Alexion Pharmaceuticals, Inc. issued a press release relating to its results of operations and financial condition for the quarter ended March 31, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The attached press release contains both U.S. Generally Accepted Accounting Principles, or GAAP, and non-GAAP financial measures. The non-GAAP results exclude the impact of the following GAAP items: share-based compensation expense, fair value adjustment of inventory acquired, amortization of purchased intangible assets, changes in fair value of contingent consideration, acquisition-related costs, restructuring and related expenses, upfront payments related to licenses, collaborations and asset acquisitions, impairment of intangible assets, change in value of equity securities without readily determinable fair values and certain adjustments to income tax expense. Reconciliations between non-GAAP and GAAP financial measures are included in the press release set forth as Exhibit 99.1 furnished to this Form 8-K. Alexion's management utilizes non-GAAP financial information to provide a useful measure of comparative operating performance of Alexion. The non-GAAP financial measures are supplemental to and not a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press Release issued by Alexion Pharmaceuticals, Inc. on April 26, 2018 relating to its results of operations and financial condition for the quarter ended March 31, 2018.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	ALEXION PHARMACEUTICALS, INC.

By: /s/ Michael V. Greco
Name: Michael V. Greco
Title: Senior Vice President of Law and Corporate Secretary